UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

December 27, 2021

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2021, we entered into a new Employment Agreement with Brendan S. Jones, our President and Chief Operating Officer, superseding his prior Employment Offer Letter, dated as of March 29, 2020. The term of his new Employment Agreement starts on January 1, 2022 and extends until March 31, 2025. Pursuant to the Employment Agreement, Mr. Jones agreed to devote his full business efforts and time to our company. The Employment Agreement provides that Mr. Jones will receive an annual base salary of $475,000, payable on our regular scheduled payday. Mr. Jones will be eligible for an annual performance cash bonus of up to 60% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Jones. Mr. Jones will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be split in equal amounts in the form of restricted common stock and stock options. The restricted common stock will vest on the first anniversary of its grant date and the stock options will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date.

Mr. Jones is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Jones’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new Employment Agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “Change in Control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Jones will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our President (excluding elevation to a more senior position), (ii) his position is diminished via a restructuring, (iii) his title is changed to a lesser role, (iv) his responsibility is significantly reduced, (v) his compensation is materially decreased, or (vi) he is terminated without Cause during the merger/acquisition process or within one year after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Jones will immediately vest upon a Change in Control.

As part of his new Employment Agreement, Mr. Jones confirmed entering into our standard Employee Confidentiality and Assignment of Inventions Agreement prohibiting Mr. Jones from disclosure of confidential and/or proprietary information relating to the operations, products and services of our company and our clients and acknowledging that all intellectual property developed by Mr. Jones relating to our business constitutes our exclusive property. Mr. Jones further agreed that during his employment with our company he will not engage in, or have any direct or indirect interest in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that is competitive with the business of our company, including, without limitation, planning, developing, installing, marketing, selling, leasing and providing services relating to electric vehicle charging stations.

The foregoing summary description of our new Employment Agreement with Mr. Jones is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 27, 2021, between Blink Charging Co. and Brendan Jones.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: December 29, 2021	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer

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